SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): March 28, 2023

Digital World Acquisition Corp.

(Exact name of registrant as specified in its charter)

Delaware	001-40779	85-4293042
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

3109 Grand Ave, #450

Miami, FL 33133

(Address of principal executive offices, including zip code)

Registrant’s telephone number, including area code: (305) 735-1517

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of Each Class	Trading Symbol(s)	Name of Each Exchange on Which Registered
Units, each consisting of one share of Class A common stock, and one-half of one Redeemable Warrant	DWACU	The Nasdaq Stock Market LLC
Class A common stock, par value $0.0001 per share	DWAC	The Nasdaq Stock Market LLC
Redeemable Warrants, each whole warrant exercisable for one share of Class A common stock at an exercise price of $11.50	DWACW	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 8.01	Other Events

On March 28th, 2023, Digital World Acquisition Corp. received a notice from NASDAQ stating that the Company’s fee delinquency has been cured, and as a result the Company has regained compliance with the applicable listing standard. The scheduled hearing before the Hearings Panel on April 6th, 2023, has been cancelled. The Company’s stock will continue to be traded on the Nasdaq Stock Market.

Item 9.01 Financial Statements and Exhibits.

(d)    Exhibits.

Exhibit No.	Description of Exhibits

99.1	Press Release dated March 28, 2023.

99.2	Clearance letter from NASDAQ

104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Digital World Acquisition Corp.

Dated: March 28, 2023	By:	/s/ Eric Swider
	Name:	Eric Swider
	Title:	Interim Chief Executive Officer